Exhibit 10.1

12 June 2007

To: NATIONAL CINEMEDIA, LLC

Attn: David Oddo

Fax: 13037928668

Re: Swap Transaction Ref. No. HR6K9

THIS CONFIRMATION AMENDS AND RESTATES IN ITS ENTIRETY THE PREVIOUS CONFIRMATION FOR THIS TRANSACTION

Amendment: ATE removed, ISDA Master Agreement date added

Dear Sir or Madam:

The purpose of this letter agreement is to set forth the terms and conditions of the transaction entered into between MORGAN STANLEY CAPITAL SERVICES INC. and National Cinemedia, LLC on the Trade Date specified below (the “Transaction”). This facsimile constitutes a “Confirmation” as referred to in the Agreement as specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. For these purposes, all references in the Definitions to a “Swap Transaction” shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of March 2, 2007, as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

This confirmation will be governed by and construed in accordance with New York Law without choice of law doctrine, provided that this provision will be superseded by any choice of law provision contained in the Agreement to be executed between us.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	MORGAN STANLEY CAPITAL SERVICES INC.
Party A Credit Support:	Payments guaranteed by Morgan Stanley
Party B:	NATIONAL CINEMEDIA, LLC

Notional Amount:	USD 137,500,000
Trade Date:	2 March 2007
Effective Date:	13 March 2007
Termination Date:	13 February 2015, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Amounts
Floating Rate Payer:	Party A
Floating Rate Payer Notional Amount:	USD 137,500,000

Floating Rate Payer Payment Dates:	On 13 March, 13 June, 13 September And 13 December in each year, from and including 13 June 2007 to and including 13 December 2014 with a final payment on 13 February 2015, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	3 Months, except for the final Calculation Period which shall be the Linear Interpolation between two months and three months.

Floating Rate Day Count Fraction:	ACTUAL/360

Reset Dates:	The first day of each Calculation Period

Fixed Amounts
Fixed Rate Payer:	Party B
Fixed Rate Payer Notional Amount:	USD 137,500,000
Fixed Rate Payer Payment Dates:	On 13 March, 13 June, 13 September And 13 December in each year, from and including 13 June 2007 to and including 13 December 2014 with a final payment on 13 February 2015, subject to adjustment in accordance with the Modified Following Business Day Convention
Fixed Rate:	4.984000%

Fixed Rate Day Count Fraction:	ACTUAL/360

Business Days for Payment	London And New York

Calculation Agent:	Party A, or as specified in the Agreement

Other Provisions: None

Account Details:
Account for payments to Party A:
Account for payments in USD :	As per Standard Settlement Instructions
Account for payments to Party B:
Account for payments in USD :	Please supply details

Documentation and Operations Contacts:
Documentation:

Institutional Clients:	Hotline: +1-212-761-2996 Facsimile: +1-212-404-4726 Email: Derivative.Confirms.Americas@morganstanley.com

Interbank Clients:	Hotline: +1-410-534-1593 Facsimile: +1-212-404-4726 Email: Derivative.Confirms.Americas@morganstanley.com

Operations:	Telephone New York (212) 761 4662 Facsimile New York (410) 534 1431

Confirmation:

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation, our Reference No. HR6K9, and returning it to us by sending to us a facsimile substantially similar to this facsimile which sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. We are delighted to have executed this Transaction with you and look forward to working with you again.

Yours sincerely,

By:	/s/ David N. Moore
Name:	David N. Moore
Title:	Vice President
MORGAN STANLEY CAPITAL SERVICES INC.

Confirmed as of the date first written above:

NATIONAL CINEMEDIA, LLC

By:	/s/ Gary W. Ferrera
Name:	Gary W. Ferrera
Title:	Executive Vice President and Chief Financial Officer